Exhibit 24.1

                                POWER OF ATTORNEY

           Know all by these presents, that the undersigned hereby constitutes and appoints James R. Mazzeo the undersigned's true and lawful attorney-in-fact to:

           (1) execute for and on behalf of the undersigned Schedules 13D and 13G in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

           (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D and 13G, complete and execute any amendment or amendments thereto, and file such forms with the SEC and any stock exchange or similar authority; and

           (3) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

           The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934, as amended.

           This Power of Attorney shall remain in full force and effect unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

           IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of May, 2006.


/s/ Samuel J. Heyman
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Signature

Samuel J. Heyman
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